UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2016

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

888 Seventh Avenue, New York, New York		10106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, the Board of Directors of Loral Space & Communications Inc. (the "Company") appointed Ravinder S. Girgla as Vice President and Controller of the Company. Mr. Girgla has served as Deputy Controller of the Company since February 2013. Prior to that, he served as Assistant Controller since July 2008. John Capogrossi, formerly Controller of the Company, will continue to serve as Vice President, Chief Financial Officer and Treasurer.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 19, 2016, the Company adopted revisions to its Code of Conduct (the "Code"). The revisions include, among other things, updates to the sections regarding special requirements when marketing and contracting with the federal government, economic sanctions measures administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and investigating and enforcing violations of the Code. A copy of the Code, revised as of January 19, 2016, is being filed as Exhibit 14.1 to this Current Report on Form 8-K and is hereby incorporated in this Item 5.05 by reference thereto.

Item 9.01 Financial Statements and Exhibits.

14.1 Code of Conduct, Revised as of January 19, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

January 22, 2016	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

14.1	Code of Conduct, Revised as of January 19, 2016